EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-46024, 333-82233, 333-58235, 333-06577, 333-73512, 333-109042, 333-127488, 333-155263 and 333-170210) and Form S-3 (File No. 333-214430) of Integra LifeSciences Holdings Corporation and its subsidiaries of our report dated February 23, 2017 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 23, 2017